Exhibit 5.1

[Form of Opinion of Akin Gump Strauss Hauer & Feld LLP]

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Harman International Industries, Incorporated

400 Atlantic Street, Suite 1500

Stamford, Connecticut 06901

Re:	Registration Statement on Form S-3

File No. 333-[            ]

Ladies and Gentlemen:

We have acted as counsel to Harman International Industries, Incorporated, a Delaware corporation (“Harman”), in connection with the Registration Statement on Form S-3, as amended (File No. 333-[            ]) (the “Registration Statement”), filed by Harman with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to (i) the offering and sale by Harman from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of securities (the “Securities”) consisting of (a) shares of Harman’s common stock, par value $0.01 per share (the “Common Stock”), including the rights attached thereto to purchase one-hundredth of a share (subject to adjustment) of Series A Junior Participating Preferred Stock of the Company issued pursuant to the Rights Agreement, dated as of December 13, 1999, as amended, (b) shares of Harman’s Preferred Stock, par value $0.01 per share (the “Preferred Stock”), (c) unsecured debt securities, in one or more series, consisting of either senior debt securities (the “Senior Debt Securities”) or subordinated debt securities (the “Subordinated Debt Securities,” together with the Senior Debt Securities, the “Debt Securities”), and (d) warrants (the “Warrants”) to purchase shares of Common Stock, Preferred Stock or Debt Securities (the “Warrant Shares”), or any combination of the foregoing, and (ii) the resale from time to time by the selling securityholders (the “Selling Securityholders”) to be identified in one or more Prospectus Supplements covering the resale of Securities by the Selling Securityholders, each on the terms to be determined at the time of each offering. The Securities may be issued, sold and delivered from time to time under the Registration Statement, the Prospectus and one or more Prospectus Supplements pursuant to Rule 415 under the Act. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of (a) a form of the Indenture for Senior Debt Securities to be issued by Harman filed as Exhibit 4.6 to the Registration Statement to be entered into by Harman and a trustee to be named therein, (b) a form of the Indenture for Subordinated Debt Securities to be issued by Harman filed as Exhibit 4.7 to the Registration Statement to be entered into by Harman and a trustee to be named therein, (the indentures in (a) and (b) above are each referred to herein as an

Harman International Industries, Incorporated

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“Indenture”), and (c) such corporate, limited liability company and other records of Harman and other certificates and documents of officials of Harman, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies, and that the Securities will conform to the applicable specimen thereof filed as an exhibit to the Registration Statement. We have also assumed that at the time of execution, authentication, issuance and delivery of the Securities, each of the Indentures will be valid and binding obligation of the trustee, enforceable against the trustee in accordance with its terms, and each of the Warrant Agreements (as defined below) will be valid and binding obligation of the warrant agent, enforceable against the warrant agent in accordance with its terms. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Registrants, all of which we assume to be true, correct and complete.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

1. With respect to Securities constituting Common Stock, when (i) Harman has taken all necessary action to authorize and approve the issuance of such Common Stock, the terms of the offering thereof and related matters, (ii) the applicable definitive underwriting, purchase or similar agreement has been duly executed and delivered, and (iii) such Common Stock has been issued and delivered, with certificates representing such Common Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form having been duly made in the share register of Harman, in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement or, if such Common Stock is issuable upon exchange or conversion of Securities constituting Debt Securities or Preferred Stock, the applicable Indenture or certificate of designations therefor, or if such Common Stock is issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement therefor, against payment (or delivery) of the consideration therefor provided for therein, such Common Stock (including any Common Stock duly issued upon (a) exchange or conversion of any Securities constituting Debt Securities or Preferred Stock that is exchangeable for or convertible into Common Stock or (b) exercise of Securities constituting any Warrants that are exercisable for Common Stock) will have been duly authorized and validly issued and will be fully paid and non-assessable.

2. With respect to Securities constituting Preferred Stock, when (i) Harman has taken all necessary action to authorize and approve the issuance of such Preferred Stock, the terms of the offering thereof and related matters, (ii) the Board of Directors of Harman or duly authorized committee thereof has taken all necessary corporate action to designate and establish the terms of such Preferred Stock and has caused a certificate of designations with respect to such Preferred Stock to be prepared and filed with the Secretary of State of the State of Delaware, and (iii) such Preferred Stock has been issued and delivered, with certificates representing such Preferred Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in

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uncertificated form having been duly made in the share register of Harman, in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement or, if such Preferred Stock is issuable upon exchange or conversion of Securities constituting Debt Securities, the applicable Indenture therefor, or if such Common Stock is issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement therefor, against payment (or delivery) of the consideration therefor provided for therein, such Preferred Stock (including any Preferred Stock duly issued upon (a) exchange or conversion of any Securities constituting Debt Securities that is exchangeable for or convertible into Preferred Stock or (b) exercise of Securities constituting Warrants that are exercisable for Preferred Stock) will have been duly authorized and validly issued and will be fully paid and non-assessable.

3. With respect to Securities constituting Debt Securities, when (i) Harman has taken all necessary corporate action to authorize and approve the issuance of such Debt Securities, the terms of the offering thereof and related matters, (ii) the applicable Indenture in substantially the form filed as an exhibit to the Registration Statement and any supplemental indenture thereto relating to such Debt Securities have been duly authorized, executed and delivered by the parties thereto with the Indenture or such supplemental indenture having been completed to include the terms of such Debt Securities, (iii) the trustee under the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture and the applicable resolution of the Board of Directors of Harman, or supplemental indenture relating to such Debt Securities and the applicable definitive purchase, underwriting or similar agreement or, if such Debt Securities are issuable upon exchange or conversion of Securities constituting Preferred Stock, the certificate of designations therefor, or if such Debt Securities are issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement therefor, against payment (or delivery) of the consideration therefor provided for therein, such Debt Securities (including any Debt Securities duly issued upon (a) exchange or conversion of Securities constituting any Preferred Stock that is exchangeable for or convertible into Debt Securities or (b) exercise of Securities constituting any Warrants that are exercisable for Debt Securities) will have been duly authorized by all necessary corporate action on the part of Harman and will be valid and binding obligations of Harman, enforceable against Harman in accordance with their terms.

4. With respect to Securities constituting Warrants, when (i) Harman has taken all necessary action to authorize and approve the issuance of such Warrants, the terms of the offering thereof and related matters, (ii)) such Warrants have been duly executed, countersigned, issued and delivered in accordance with the applicable Warrant Agreement (as defined below) and the applicable resolution of the Board of Directors of Harman relating to such Warrants and the applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, such Warrants will have been duly authorized by all necessary corporate action on the part of Harman and will be valid and binding obligations of Harman.

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The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.

With respect to the opinions in paragraphs 1 through 4 above, we have assumed that, in the case of each offering and sale of Securities, (i) the Registration Statement, including any amendments thereto (including post-effective amendments), will have become effective under the Act and, if such Securities constitute Debt Securities, the applicable Indenture will have been qualified under the TIA and such effectiveness or qualification shall not have been terminated or rescinded; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing such Securities; (iii) such Securities will have been issued and sold in compliance with applicable United States federal and state securities Laws (hereinafter defined) and pursuant to and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) unless such Securities constitute (a) Common Stock or Debt Securities issuable upon exchange or conversion of Securities constituting Preferred Stock or (b) Common Stock or Preferred Stock issuable upon exchange or conversion of Securities constituting Debt Securities or (c) Common Stock, Preferred Stock or Debt Securities issuable upon exercise of Securities constituting Warrants, a definitive purchase, underwriting or similar agreement with respect to the issuance and sale of such Securities will have been duly authorized, executed and delivered by the applicable Registrant and the other parties thereto; (v) at the time of the issuance of such Securities, (a) Harman will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of incorporation and (b) Harman will have the necessary corporate, limited liability company or other power and due authorization; (vi) the terms of such Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of, the organizational documents of Harman and any applicable law or any agreement or instrument binding upon Harman and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over Harman and, if such Securities constitute Debt Securities, in conformity with the applicable Indenture and the applicable resolution of the Board, or supplemental indenture relating to such Debt Securities and, if such Securities constitute Warrants, in conformity with the applicable Warrant Agreement and the applicable resolution of the Board relating to such Warrants; (vii) if such Securities constitute Common Stock or Preferred Stock, (a) sufficient shares of Common Stock or Preferred Stock, as applicable, will be authorized for issuance under the certificate of incorporation of Harman that have not otherwise been issued or reserved or committed for issuance and (b) the consideration for the issuance and sale of such Common Stock or Preferred Stock established by the Board of Directors of Harman and provided for in the applicable definitive purchase, underwriting or similar agreement (or, if (A) such Common Stock is issuable upon exchange or conversion of Securities constituting Preferred Stock, the certificate of designations therefor; (B) such Common Stock or Preferred Stock is issuable upon exchange or conversion of Securities constituting Debt Securities, the applicable Indenture therefor; or (C) such Common Stock or Preferred Stock is issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement therefor) will not be less than the par value of such Common Stock or Preferred Stock, as

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applicable; (viii) if (a) such Securities constitute Common Stock or Debt Securities issuable upon exchange or conversion of Securities constituting Preferred Stock, the action with respect to such Preferred Stock referred to in paragraph 2 above will have been taken or (b) such Securities constitute Common Stock or Preferred Stock issuable upon exchange or conversion of Securities constituting Debt Securities, the action with respect to such Debt Securities referred to in Paragraph 3 above will have been taken or (c) such Securities constitute Common Stock, Preferred Stock or Debt Securities issuable upon exercise of Securities constituting Warrants, the action with respect to such Warrants referred to paragraph 4 above will have been taken; (ix) if (a) such Securities constitute Preferred Stock that is exchangeable for or convertible into Securities constituting Common Stock or Debt Securities of Harman, Harman will have taken all necessary action to authorize and approve the issuance of such Common Stock or Debt Securities upon exchange or conversion of such Preferred Stock, the terms of such exchange or conversion and related matters and, in the case of Common Stock, to reserve such Common Stock for issuance upon such exchange or conversion, (b) such Securities constitute Debt Securities that are exchangeable for or convertible into Securities constituting Common Stock or Preferred Stock, Harman will have then taken all necessary action to authorize and approve the issuance of such Common Stock or Preferred Stock upon exchange or conversion of such Debt Securities (including, in the case of Preferred Stock, the preparation and filing of a certificate of designations respecting such Preferred Stock with the Secretary of State of the State of Delaware), the terms of such exchange or conversion and related matters and to reserve such Common Stock or Preferred Stock for issuance upon such exchange or conversion, or (c) such Securities constitute Warrants that are exercisable for Securities constituting Common Stock, Preferred Stock or Debt Securities, Harman will have taken all necessary action to authorize and approve the issuance of such Common Stock, Preferred Stock or Debt Securities upon the exercise of such Warrants (including, in the case of Preferred Stock, the filing of a certificate of designations respecting such Preferred Stock with the Secretary of State of the State of Delaware), the terms of such exercise and related matters and to reserve such Common Stock or Preferred Stock for issuance upon such exercise; (x) if such Securities constitute Warrants, a warrant agreement (the “Warrant Agreement”) relating to such Warrants and not including any provision that is unenforceable against Harman will have been duly authorized, executed and delivered by Harman and a bank or trust company to be selected by Harman, as warrant agent; (xi) if such Securities constitute Debt Securities, the applicable Indenture will constitute the legal, valid and binding obligation of Harman, enforceable against Harman in accordance with its terms; and (xii) if such Securities constitute Warrants, the applicable Warrant Agreement will constitute the legal, valid and binding obligation of Harman, enforceable against Harman in accordance with its terms.

B.	We express no opinion as to the laws of any jurisdiction other than (i) any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions

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(“Laws”) of the State of New York, (ii) the Delaware General Corporation Law (the “DGCL”), (iii) the Delaware Limited Liability Company Act (the “DLLCA”) and (iv) the TIA. As used in clauses (ii) and (iii) herein, the terms “DGCL” and “DLLCA” include the statutory provisions contained therein and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws.

C.	The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding at law or in equity), and (iii) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.

D.	This opinion letter is limited to the matters stated herein and no opinion is to be inferred or implied beyond the opinions set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any future changes in any matter set forth herein, whether based in a change in the law, a change in any fact relating to the Registrants or any other person or any other circumstance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus or any Prospectus Supplement forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,